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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use in this registration statement on Form F-4 of IFCO Systems N.V. of our report dated February 26, 1999 included in PalEx, Inc.'s Form 10-K for the year ended December 27, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Tampa, Florida
February 1, 2000